EXHIBIT 10.20

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (“Agreement”) is made and effective this 19th day of April, 2007 (“Effective Date”) by and between U.S. Dry Cleaning Corporation, a Delaware corporation (“U.S. Dry Cleaning”) and Marino Capital Partners, Inc., a California corporation (“MCP”). U.S. Dry Cleaning and MCP shall sometimes be referred to individually as the “Party” and collectively as the “Parties.” Capitalized terms not defined in this Agreement shall have the meanings ascribed to them in the Engagement Agreement described below.

ARTICLE I.
RECITALS

1.01.    The Engagement Agreement. On or about August 24, 2006, the Parties entered into an Engagement Agreement (the “Engagement Agreement”).

1.02.    Mutual Consent. The Parties hereby wish to terminate the Engagement Agreement by mutual consent and release each other from any obligations thereunder.

Now, therefore, in consideration of the mutual promises, conditions and representations contained herein, including the release of all future claims and obligations set forth in the Recitals above, which Recitals are made a part of this Agreement, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE II.
TERMINATION

2.01.    Termination. In accordance with Section 3(a) of the Engagement Agreement, the Parties agree that the Engagement Agreement is hereby terminated.

2.02.    Effect of Termination. The Parties hereby agree that MCP will no longer perform any services under the Engagement Agreement nor will MCP earn or be paid any further compensation under the Engagement Agreement. Additionally, the Parties hereby agree that no compensation is currently due and owing to either Party under the Engagement Agreement.

2.03.    No Effect on Third Party Contracts. Nothing in this Agreement shall be deemed to be a waiver or release of any third party agreements.

ARTICLE III.
GENERAL PROVISIONS

3.01.    Binding Effect. This Agreement shall be binding on and inure to the benefit of the Parties hereto and their respective heirs, successors and assigns.

3.02.    Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF. Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto. The Parties submit to the jurisdiction of the courts of the County of Orange, State of California or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under this Agreement.

3.03.    Attorneys’ Fees. If any legal action, arbitration or proceeding is brought to enforce or interpret any term or provision of this Agreement, the prevailing party shall be entitled to recover its attorney’s fees and costs actually incurred.

3.04.    Integration. This Agreement incorporates the complete and entire Agreement between the Parties with reference to the subject matter hereof, and there are no other oral agreements, understandings, representations or warranties, express or implied, relating thereto between the Parties. No modification, waiver, or amendment of this Agreement shall be binding upon the Parties unless executed in writing by the Parties hereto.

3.05.    Independent Counsel. The Parties hereby acknowledge and agree that they have had the opportunity to have this Agreement reviewed by their own independent counsel and therefore agree that this Agreement shall be deemed to have been jointly drafted and shall not be construed in favor or against either Party.

3.06.    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties have duly entered into this Agreement on the date first written above.

U.S. Dry Cleaning:

U.S. Dry Cleaning Corporation,
a Delaware corporation

/s/ Robert Y. Lee
BY: Robert Y. Lee
ITS: Chief Executive Officer

MCP:

Marino Capital Partners, Inc.,
a California corporation

/s/ Frank Marino
BY: Frank Marino
ITS: President